UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2019 (August 7, 2019)

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On August 7, 2019, Liberty Tax, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vitamin Shoppe, Inc., a Delaware corporation (“Vitamin Shoppe”), and Valor Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Vitamin Shoppe (the “Merger”), with Vitamin Shoppe surviving as a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Vitamin Shoppe issued and outstanding immediately prior to the Effective Time (other than shares (i) owned by the Company and (ii) held by any holder who has not voted in favor of the Merger and who is entitled to demand, and properly exercises and perfects, appraisal rights under Delaware law) shall be converted into the right to receive $6.50 in cash, without interest (the “Merger Consideration”).

At the Effective Time, (i) each Vitamin Shoppe restricted share unit (whether vested or unvested) will be automatically cancelled and converted into the right to receive the Merger Consideration multiplied by the number of shares subject to such restricted share unit, (ii) each Vitamin Shoppe performance share unit (whether vested or unvested) will be automatically cancelled and converted into the right to receive the Merger Consideration multiplied by the number of shares subject to such performance share unit, with vesting at target performance for any open performance period and vesting at actual performance for any closed period, (iii) each outstanding Vitamin Shoppe stock option (whether vested or unvested) will be automatically cancelled and, with respect to such options for which the exercise price per share is less than the Merger Consideration, converted into the right to receive the Merger Consideration less the applicable exercise price per share with respect to such stock option multiplied by the number of shares covered by such stock option and (iv) each share of Vitamin Shoppe restricted stock (whether vested or unvested) will be automatically cancelled and converted into the right to receive the Merger Consideration.

Consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of Vitamin Shoppe ; and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The parties to the Merger Agreement have each made customary representations and warranties in the Merger Agreement.

The Merger Agreement contains certain customary termination rights for the Company and Vitamin Shoppe, including a right by either party to terminate the Merger Agreement if the Merger is not consummated by May 7, 2020 (the “Termination Date”).

Upon termination of the Merger Agreement, under specified circumstances Vitamin Shoppe will be required to pay the Company a termination fee of $5,670,000 and, under other specified circumstances a termination fee equal to the Company’s expenses incurred in connection with the Merger in an amount not to exceed $3,240,000.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Vitamin Shoppe a termination fee of $11,340,000.

The Company has secured committed debt financing from two financial institutions and equity financing from Tributum, L.P., an affiliate of Vintage Capital Management, LLC, providing the Company with sufficient cash, together with cash on the Company’s balance sheet, to consummate the Merger and pay all related fees and expenses with respect to the Merger. The Company has agreed to use reasonable best efforts to obtain the financing; however, consummation of the Merger is not conditioned on the availability of any financing.

The representations, warranties, covenants and agreements of Vitamin Shoppe contained in the Merger Agreement have been made solely for the benefit of the Company and Merger Sub. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) certain matters set forth in Vitamin Shoppe’s filings with the Securities and Exchange Commission and (b) disclosures made to the Company and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to certain materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; and (iv) were made only as of the date of the Merger Agreement and, in the event that the closing occurs, as of the date of the closing, or such other date as is specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Vitamin Shoppe, its subsidiaries or their respective businesses. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Vitamin Shoppe’s public disclosures.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 and incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this report which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction, the financing of the proposed transaction; and the timing of the proposed transaction. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, the acquired business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results or the benefits of the proposed transaction to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company. These risks and uncertainties include, but are not limited to, closing conditions to the proposed transaction may not be achieved, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the effect of the announcement or pendency of the proposed transaction on business relationships, operating results and business generally, risks related to diverting management’s attention from ongoing business operations, the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction, and unexpected costs, charges or expenses resulting from the proposed transaction. Except as required by law, the Company undertakes no obligation to revise or update the forward-looking information contained in this report.

Item 8.01	Other Events.

On August 8, 2019, the Company, issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

2.1*	Agreement and Plan of Merger, dated as of August 7, 2019, by and among Liberty Tax, Inc., Vitamin Shoppe, Inc. and Valor Acquisition, LLC.

99.1	Press release dated August 8, 2019.

_____________________________________________________________________________________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of August 7, 2019, by and among Liberty Tax, Inc., Vitamin Shoppe, Inc. and Valor Acquisition, LLC.

99.1	Press release dated August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: August 8, 2019	By:	/s/ Michael S. Piper
Michael S. Piper
Vice President and Chief Financial Officer